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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 23, 2001 except for Note 22, which is dated February 26, 2001 relating to the financial statements of Promistar Financial Corporation, which appears in F.N.B. Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Harrisburg, Pennsylvania
June 19, 2003